Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Willdan Group, Inc.:

We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-232438, 333-219133, 333-219129, 333-212907, 333-184823, 333-168787, 333-152951, and 333-139127) and Form S-3 (No. 333-254483) of Willdan Group, Inc. of our report dated March 10, 2022 relating to the consolidated financial statements, and the related notes thereto, and the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

 /s/ Crowe LLP

Sherman Oaks, CA

March 10, 2022